Globalstar

3200 Zanker Road
Bldg. 260
San Jose, CA 95134

Anthony J. Navarra
President

Via Facsimile and First Class Mail

7 August 2003
In reply cite: 03-0115KR

Global Telesat Corp.
1606 Tanbark Road
Afton, VA 22920

Subject: **Simplex Data Services**

Reference: (1) GLP letter cite: 03-0110KR- Rev 2 dated 30 June 2003
(2) Global Telesat letter of acceptance, dated 10 July 2003

Gentlemen:

The reference proposal and acceptance provides for the acceleration of Remote Telemetry capability and Simplex Data Services to Global Telesat Corp.

This letter is to affirm that Globalstar L. P. (GLP) will provide Simplex services to Global Telesat Corp. for 20 years, contingent on the Globalstar System and satellite constellation remaining in service over that period. In addition, the provision of Simplex services will be provided to Global Telesat via an established Globalstar Value Added Reseller (VAR) under a VAR agreement with GLP. GLP understands that Global Telesat Corp. has elected to use Phoenix Worldwide Industries, Inc. (PWI), as the Globalstar Value Added Reseller to GLP for Simplex services, at this time.

GLP is in process of and intends to conclude negotiations of a standard Globalstar VAR agreement with PWI. Globalstar is offering PWI our standard terms including a three-year agreement that can be extended on a month by month basis thereafter. GLP will continue to contract with PWI to provide Simplex Services to Global Telesat Corp. and will in good faith continue to extend the Reseller Agreement contract term as appropriate under terms and conditions equally afforded to other Simplex Data Value Added Resellers, until otherwise notified by Global Telesat Corp. that it no longer wishes to obtain Simplex Services from PWI.

Please acknowledge your concurrence of this understanding by signing and returning a copy of this letter to the undersigned via facsimile at (408) 933-4943.

Sincerely,

Anthony J. Navarra

AGREED AND ACCEPTED BY:

Global Telesat Corp.